EXHIBIT 4.196
SIG COMBIBLOC GROUP AG, SIG EURO HOLDING AG & CO. KGAA, SIG
COMBIBLOC SYSTEMS GMBH, SIG COMBIBLOC HOLDING GMBH, CLOSURE
SYSTEMS INTERNATIONAL HOLDINGS (GERMANY) GMBH
and
CLOSURE SYSTEMS INTERNATIONAL B.V.
as Pledgors
and
THE BANK OF NEW YORK MELLON
as Collateral Agent
and
OTHERS

CONFIRMATION AND AMENDMENT AGREEMENT
(Bestätigungs- und Änderungsvertrag)
relating to certain notarial share pledge agreements entered in connection with a USD 1,155,000,000 and EUR 330,000,000 multi-
currency term and revolving credit agreement dated 5 November
2009 and a senior secured note indenture in respect of senior secured notes due 2016 in the aggregate principal amount of USD
1,125,000,000 dated 5 November 2009

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Credit Document (as defined in Clause 1 of this document) in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Credit Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee.

Deed Register No. / .
R e c o r d e d
in Frankfurt am Main, on this 4th day of May, 2010.
Before me, the undersigning
Dr. Klaus K. Fischer,
civil law notary
with offices in Frankfurt/Main
appeared today:
1.	Mr. David A. Witzel, born 5 February 1975, with business address at Debevoise & Plimpton LLP, Taubenstrabe 7-9, 60313 Frankfurt/Main.

Deponent No. 1 stated that in the following he would not act for himself but in the name and on behalf of
a)	Closure Systems International B.V., with its business address at Teleportboulevard 140, 1043 EJ Amsterdam, The Netherlands, registered in the Commercial Register under registration number 34291082,

acting based upon a power of attorney dated 22 April 2010, a certified copy of which is attached hereto as appendix A.a;

b)	Closure Systems International Holdings (Germany) GmbH, with its business address at Mainzer Straße 185, 67547 Worms, Germany, registered in the Commercial Register at the Local Court of Mainz under HRB 41388, acting based upon a power of attorney issued in two counterparts each dated 29 April 2010, a certified copy of which is attached hereto as appendix A.b;

c)	Closure Systems International Holdings (Germany) GmbH, with its business address at Mainzer Straße 185, 67547 Worms, Germany, registered in the Commercial Register at the Local Court of Mainz under HRB 10054, acting based upon a power of attorney dated 26 April 2010, a certified copy of which is attached hereto as appendix A.c;

d)	SIG Combibloc Group AG, with its business address at Laufengasse 18, CH- 8212 Neuhausen am Rheinfall, Switzerland, registered in the Commercial Register of the canton Schaffhausen under registration number CH-290.3.004.149-2, acting based upon a power of attorney dated 29 April 2010, a certified copy of which is attached hereto as appendix A.d;

e)	SIG Euro Holding AG & Co. KG aA, with its business address at Rurstraße 58, 52441 Linnich, Germany, registered in the Commercial Register at the Local Court of Duren under HRB 5754,

acting based upon a power of attorney dated 29 April 2010, a certified copy of which is attached hereto as appendix A.e;

f)	SIG Combibloc Systems GmbH, with its business address at Rurstraße 58, 52441 Linnich, Germany, registered in the Commercial Register at the Local Court of Duren under HRB 3935,

acting based upon a power of attorney dated 23 April 2010, a certified copy of which is attached hereto as appendix A.f;

g)	SIG Combibloc Holding GmbH, with its business address at Rurstraße 58, 52441 Linnich, Germany, registered in the Commercial Register at the Local Court of Duren under HRB 5751,

acting based upon a power of attorney issued in two counterparts each dated 23 April 2010, a certified copy of which is attached hereto as appendix A.g;

h)	SIG Combibloc GmbH, with its business address at Rurstraße 58, 52441 Linnich, Germany, registered in the Commercial Register at the Local Court of Duren under HRB 5182,

acting based upon a power of attorney dated 26 April 2010, a certified copy of which is attached hereto as appendix A.h;

i)	SIG Beverages Germany GmbH, with its business address at Weilheimer Straße 5, 79761 Waldshut-Tiengen, Germany, registered in the Commercial Register at the Local Court of Freiburg i.Br. under HRB 702482, acting based upon a power of attorney dated 23 April 2010, a certified copy of which is attached hereto as appendix A.i;

j)	SIG Combibloc Zerspanungstechnik GmbH, with its business address at Walkmuhlen-straße 8-10, 52074 Aachen, Germany, registered in the Commercial Register at the Local Court of Aachen under HRB 3814,

acting based upon a power of attorney dated 23 April 2010, a certified copy of which is attached hereto as appendix A.j;

k)	SIG International Services GmbH, with its business address at Rurstraße 58, 52441 Linnich, Germany, registered in the Commercial Register at the Local Court of Duren under HRB 3925,

acting based upon a power of attorney issued in two counterparts dated 23 and 26 April 2010, respectively, a certified copy of which is attached hereto as appendix A.k;

l)	SIG Information Technology GmbH, with its business address at Rurstraße 58, 52441 Linnich, Germany, registered in the Commercial Register at the Local Court of Duren under HRB 4050,

acting based upon a power of attorney dated 26 April 2010, a certified copy of which is attached hereto as appendix A.l;

m)	SIG Vietnam Beteiligungs GmbH, with its business address at Weilheimer Straße 5, 79761 Waldshut-Tiengen, Germany, registered in the Commercial Register at the Local Court of Freiburg i.Br. under HRB 621587, acting based upon a power of attorney issued in two counterparts each dated 23 April 2010, a certified copy of which is attached hereto as appendix A.m;
2.	Mr. Chris Strakosch, born 12 October 1951, with business address at The Bank of New York Mellon, Bockenheimer Landstraße 24, 60323 Frankfurt/Main.

Deponent No. 2. stated that in the following he would not act for himself but in the name and on behalf of
a)	The Bank of New York Mellon, a banking corporation incorporated under the laws of the State of New York, having its registered office at One Wall Street, New York, N.Y. 10286, United States of America,

acting based upon a power of attorney dated 3 May 2010, a faxed copy of which is attached hereto as appendix B;
and in the name and on behalf of
b)	The financial institutions listed in Schedule 1 (List of Financial Institutions) hereto acting on the basis of powers of attorney granted to the Bank of New York Mellon in the First Lien Intercreditor Agreement (as defined in clause 2.1 (b) and (c) below) and/or in assignment and acceptance of additional bank secured party acknowledgements relating to the Original Credit Agreement (as defined in Recital (A) below) and delegated by the Bank of New York Mellon to deponent No. 2 in the document attached as appendix B.

The notary advised the deponents that the parties hereto have to be designated in such a way that their identity is beyond reasonable doubt. The deponents declared that they are not able at the moment to identify the parties listed in Schedule 1 in more detail and asked the notary to specify the parties as set out in this deed.
In the case a certified copy of the power of attorney is attached to this deed, the original was presented to the notary. In the case only a faxed copy is attached, originals shall be provided to the notary in due course. Certified copies thereof shall be sealed to the present deed.
The proxies do not assume any liability as to the validity or the scope of the powers of attorney presented. The notary advised the deponents that he is obliged to verify the powers of representation of the deponents and to examine the documents presented with respect to a proof of such powers. After a discussion of the documentation presented today and promised to be submitted in due course, the deponents declared that they did not wish any further proof of their power of representation. In particular, all parties do not deem it expedient that a copy of the First Lien Intercreditor Agreement and of the relevant assignment and acceptance or additional bank secured party acknowledgments be presented and attached to this deed as further evidence for the due representation of the parties listed in Schedule 1 and asked the notary to continue with the notarisation.
Both deponents identified themselves to the notary by submission of valid official identification documents.
The notary asked the deponents regarding a prior involvement according to sec. 3 para. 1 sent. 1 no. 7 of the German Notarisation Act (Beurkundungsgesetz). After having been instructed by the notary the deponents and the notary answered this question in the negative.
The deponents requested the notary to notarise this deed in the English language for the convenience of the parties represented by them and confirmed that they are in adequate command of the English language. The notary declared that he is in adequate command of the English language as well.
With a view to the Confirmation and Amendment Agreement concluded hereinafter, the deponents make reference to (verweisen au’) deed no. 1186/2009-S of the notary Dr. Schmiegelt with offices in Frankfurt/Main, dated 5 November 2009 and containing the Share Pledge Agreements (as defined below) in its Attachments 3 to 8 (the “Reference Deed”). The original of the Reference Deed was presented to the deponents by the notary. The deponents declared that they are aware of the content of the Reference Deed and that they waive their right to have the Reference Deed read aloud to them and to have it attached to this deed. The persons appeared stated that the Reference Deed is hereby incorporated into this Deed as though recorded herein and it hereby constitutes an integral part of this Agreement.
The deponents, acting as aforesaid, then requested the notary to notarise the following:

This NOTARIAL CONFIRMATION AND AMENDMENT AGREEMENT (the “Agreement”) is made on 4 May 2010
BETWEEN:
(1)	SIG COMBIBLOC GROUP AG, registered in the commercial register (Handelsregister) of the Canton of Schaffhausen under the federal register number CH-290.3.004.149-2;

(2)	SIG EURO HOLDING AG & CO. KGAA, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Düren under HRB 5754;

(3)	CLOSURE SYSTEMS INTERNATIONAL B.V., registered under registration number 34291082 with the Chamber of Commerce of the Netherlands;

(4)	SIG COMBIBLOC SYSTEMS GMBH, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Düren under HRB 3935;

(5)	SIG COMBIBLOC HOLDING GMBH, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Düren under HRB 5751;

(6)	CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (GERMANY) GMBH, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Mainz under HRB 41388;

(7)	SIG COMBIBLOC GMBH, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Düren under HRB 5182;

(8)	SIG BEVERAGES GERMANY GMBH, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Freiburg i. Br. under HRB 702482;

(9)	SIG COMBIBLOC ZERSPANUNGSTECHNIK GMBH, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Aachen under HRB 3814;

(10)	SIG INTERNATIONAL SERVICES GMBH, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Düren under HRB 3925;

(11)	SIG INFORMATION TECHNOLOGY GMBH, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Düren under HRB 4050;

(12)	SIG VIETNAM BETEILIGUNGS GMBH, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Freiburg i.Br. under HRB 621587;

(13)	CLOSURE SYSTEMS INTERNATIONAL DEUTSCHLAND GMBH, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Mainz under HRB 10054;

(14)	THE BANK OF NEW YORK MELLON, having its business address at 1 Wall Street, New York, N.Y. 10286, The United States of America in its capacity as collateral agent for the Secured Parties (as defined below) under the First Lien Intercreditor Agreement (as defined below) (the “Collateral Agent”); and

(15)	the institutions, listed in Schedule 1 (List of financial institutions) hereto in their capacity as lenders, issuing banks, hedge counterparties, administrative agent, local facility providers, cash management banks under the Amended Credit Agreement (as defined below) and the indenture trustee under the Senior Secured Note Indenture (as defined below);
(the companies named in (1) to (6) are hereinafter referred to as the “Pledgors” and each of them a “Pledgor”, the parties named to in (14) and (15) are hereinafter referred to as the “Current Pledgees”, the companies referred to in (4) to (13) are hereinafter referred to as the “Companies” and each of them as “Company”).
WHEREAS:
(A)	Pursuant to a USD 1,155,000,000 and EUR 330,000,000 multi-currency term and revolving credit agreement dated 5 November 2009 (as amended by an amendment agreement dated 21 January 2010) between, inter alia, the parties listed in Part 1 of Schedule 2 hereto as current borrowers (the “Current Borrowers”), the parties listed in Part 2 of Schedule 2 hereto as current guarantors (the “Current Guarantors”), Credit Suisse AG, Cayman Island branch (formerly Credit Suisse, Cayman Island branch) as administrative agent and others (the “Original Credit Agreement”), certain lenders (together the “Original Lenders”) have granted certain facilities to the Current Borrowers and certain other entities which may accede to the Original Credit Agreement as additional borrowers.

(B)	Pursuant to a senior secured note indenture dated 5 November 2009 between, inter alia, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., and Reynolds Group Issuer (Luxembourg) S.A as issuers (the “Issuers”), certain affiliates of the Issuers listed in Part 3 of Schedule 2 as current senior secured note guarantors (the “Current Senior Secured Note Guarantors”) and The Bank of New York Mellon, as indenture trustee, principal paying agent, transfer agent, collateral agent and registrar, (as amended, varied, novated, supplemented, superseded or extended from time to time, the “Senior Secured Note Indenture”), the Issuers have issued senior secured notes due 2016 in the aggregate principal amount of USD 1,125,000,000 (the “US Secured Notes”) and senior secured notes due 2016 in the aggregate principal amount of EUR 450,000,000 (the “Euro Secured Notes” and together with the US Secured Notes the “Senior Secured Notes”) to certain noteholders.

(C)	Pursuant to the Original Credit Agreement and the Senior Secured Note Indenture the Pledgors have entered into the Share Pledge Agreements (as defined below).

(D)	Pursuant to an amendment No. 2 and incremental term loan assumption agreement relating to the Original Credit Agreement dated on or about the date of this Agreement between, inter alia, the Current Borrowers, the Current Guarantors, Credit Suisse AG, Cayman Island branch (formerly Credit Suisse, Cayman Island branch) as administrative agent and others (the “Amendment No. 2 and Incremental Term Loan Assumption Agreement”) the Original Credit Agreement has been amended (the “Amended Credit Agreement”) to, inter alia, increase the incremental term facilities from an amount of USD 400,000,000 to an amount of USD 1,550,000,000 (of which USD 800,000,000 were committed by certain incremental term lenders), extend the final maturity of the U.S. term loans made available thereunder to 5 May 2016 and to adjust the repayment schedule for the U.S. term loans (the “Amendments”).

(E)	It has been agreed in the Share Pledge Agreements (as defined below) that any reference in such Share Pledge Agreement (as defined below) to the “Credit Agreement” is a reference to the Original Credit Agreement as amended, varied, novated, supplemented, superseded or extended from time to time, including pursuant to the Amendment No.2 and Incremental Term Loan Assumption Agreement.

(F)	By executing the First Lien Intercreditor Agreement or an assignment and acceptance or additional bank secured party acknowledgement relating to the Original Credit Agreement Agreement each of the parties set out in Schedule 1 hereto has ratified and confirmed the declarations of the Collateral Agent made pursuant to clause 3.3 of each of the Share Pledge Agreements (as defined below). The Pledgors and the Current Pledgees confirm that thereby the parties listed in Schedule 1 hereto have become Pledgees (as defined in the relevant Share Pledge Agreements) under the Share Pledge Agreements (as defined below).
NOW IT IS HEREBY AGREED as follows:
1.	DEFINITIONS AND LANGUAGE

1.1	Definitions

In this Agreement:

“Amended Security Agreements” means the Share Pledge Agreements as amended by this Agreement.

“Share Pledge Agreements” means the share pledge agreements (each Roll of Deed No. 2009/1186 of the public notary Dr. Karl-Heinz Schmiegelt, Frankfurt am Main/Germany, dated 5 November 2009) specified below and “Share Pledge Agreement” means any of them:
(a)	a notarial share pledge agreement dated 5 November 2009 and entered into between by SIG Combibloc Group AG as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees relating to the shares in SIG Combibloc Holding GmbH (the “Share Pledge Agreement 1”);

(b)	a notarial share pledge agreement dated 5 November 2009 and entered into between SIG Euro Holding AG & Co. KGaA as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees relating to the shares in SIG Combibloc Holding GmbH, SIG Combibloc GmbH, SIG Beverages Germany GmbH, SIG International Services GmbH and SIG Information Technology GmbH (the “Share Pledge Agreement 2”);

(c)	a notarial share pledge agreement dated 5 November 2009 and entered into between SIG Combibloc Systems GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees relating to the shares in SIG Combibloc Zerspanungstechnik GmbH (the “Share Pledge Agreement 3”);

(d)	a notarial share pledge agreement dated 5 November 2009 and entered into between SIG Combibloc Holding GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees relating to the shares in SIG Combibloc GmbH, SIG Combibloc Systems GmbH and SIG Vietnam Beteiligungs GmbH (the “Share Pledge Agreement 4”);

(e)	a notarial share pledge agreement dated 5 November 2009 and entered into between Closure Systems International Holdings (Germany) GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees relating to the shares in Closure Systems International Deutschland GmbH (the “Share Pledge Agreement 5”); and

(f)	a notarial share pledge agreement dated 5 November 2009 and entered into between Closure Systems International B.V. as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees relating to the shares in Closure Systems International Holdings (Germany) GmbH (the “Share Pledge Agreement 6”).
1.2	Construction

1.2.1	Any reference in this Agreement to a “Clause”, a “sub-Clause” or a “Schedule” shall, subject to any contrary indication, be construed as a reference to a Clause, a sub-Clause or a Schedule in this Agreement.

1.3	This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

1.4	This Agreement amends the Share Pledge Agreements on the terms set forth herein, and, for the purposes of interpretation, is hereby incorporated into the Share Pledge Agreements as of the date hereof and shall form a part thereof.

1.5	In this Agreement capitalised terms not otherwise defined herein shall have the meaning attributed thereto (including in the recitals) in the Share Pledge Agreements.

2.	CONFIRMATION AND AMENDMENTS

2.1	The Collateral Agent, the other Current Pledgees and each Pledgor hereby agree that
(a)	recital (A) of each Share Pledge Agreement entered into between the Collateral Agent and that Pledgor shall be amended by replacing it in its entirety with the following wording:

“(A)	Pursuant to a USD 1,155,000,000 and EUR 330,000,000 multi-currency term and revolving credit agreement dated 5 November 2009 (as amended by an amendment agreement dated 21 January 2010 and by the Amendment No. 2 and Incremental Assumption Agreement (as defined below)) between, inter alia, the parties listed in Part 1 of Schedule 1 hereto as original borrowers (the “Original Borrowers”), the parties listed in Part 2 of Schedule 1 hereto as original guarantors (the “Original Guarantors”), Credit Suisse AG, Cayman Island branch (formerly Credit Suisse, Cayman Island branch) Credit Suisse AG, Cayman Island branch as administrative agent and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the “Credit Agreement”), certain lenders (together the “Original Lenders”) have granted certain facilities to the Original Borrowers and certain other entities which may accede or may have acceded to the Credit Agreement as additional borrowers.”

(b)	Recital (D) of the Share Pledge Agreement 1, the Share Pledge Agreement 2 , the Share Pledge Agreement 5 and the Share Pledge Agreement 6 shall be replaced by the following wording:

“(D) The security created by or pursuant to this Agreement is to be administered by the Collateral Agent for the Pledgees (as defined below) pursuant to a first lien intercreditor agreement dated 5 November 2009 (as amended by the Amendment No.1 and Joinder Agreement (as defined below)) between, inter alia, the Collateral Agent, Wilmington Trust (London) Limited as additional collateral agent, the Indenture Trustee, the Administrative Agent and the Grantors (each as defined below) and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the “First Lien Intercreditor Agreement”).”

(c)	Recital (E) of the Share Pledge Agreement 3 and the Share Pledge Agreement 4 shall be replaced by the following wording:

“(E) The security created by or pursuant to this Agreement is to be administered by the Collateral Agent for the Pledgees (as defined below) pursuant to a first lien intercreditor agreement dated 5 November 2009 (as amended by the Amendment No.1 and Joinder Agreement (as defined below)) between, inter alia, the Collateral Agent, Wilmington Trust (London) Limited as additional collateral agent, the Indenture Trustee, the Administrative Agent and the Grantors (each as defined below) and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the “First Lien Intercreditor Agreement”).”

(d)	Clause 1.1 of each Share Pledge Agreement entered into between the Collateral Agent and that Pledgor shall be amended by
(i)	inserting the following new definitions at the appropriate place within the alphabetical order with the following wording:

““Amendment No.1 and Joinder Agreement” means the joinder agreement dated 21 January 2010 made among (amongst others) the Collateral Agent, Wilmington Trust (London) Limited as additional collateral agent, Credit Suisse AG and Reynolds Group Holdings Limited pursuant to which Wilmington Trust (London) Limited was appointed as additional collateral agent and became a party to the First Lien Intercreditor Agreement.”;

““Amendment No. 2 and Incremental Assumption Agreement” means the amendment and incremental assumption agreement dated on or about 4 May 2010 relating to the Credit Agreement between, inter alia, the Borrowers and the guarantors under the Credit Agreement as of such date, the Administrative Agent and others pursuant to which the Credit Agreement is amended to, inter alia, increase the incremental term facilities from an amount of USD 400,000,000 to an amount of USD 1,550,000,000 (of which

USD 800,000,000 were committed by certain incremental term lenders), extend the final maturity of the U.S. term loans made available thereunder to 5 May 2016 and to adjust the repayment schedule for the U.S. term loans.”;
(ii)	replacing the number “400,000,000” with the number “1,550,000,000” in the definition of “Incremental Assumption Agreement” in each Share Pledge Agreement;

(iii)	adding the words “(including any Incremental Revolving Credit Lender and any Incremental Term Lender)” after the words “in the future” in the definition of “Lender” in each Share Pledge Agreement;

(iv)	adding the words “the Amendment No. 2 and Incremental Assumption Agreement,” after the first instance of the words “Credit Agreement, “ in the definition of “Loan Documents” in each Share Pledge Agreement; and

(v)	replacing the words “together with all costs” with the words “including with respect to all costs” in the definition of “Obligations” in each of the Share Pledge Agreements.
2.2	The Collateral Agent, the other Current Pledgees and each Pledgor hereby agree that any reference to the term “Obligations” in the Share Pledge Agreements to which they are a party shall be read and construed as reference to the Obligations as amended by this Agreement.

2.3	The Collateral Agent, the other Current Pledgees and each Pledgor hereby agree that the Share Pledge Agreements shall continue to secure the Obligations as amended by this Agreement.

2.4	The Collateral Agent, the other Current Pledgees and each Pledgor hereby confirm, in respect of the Share Pledge Agreements, to which they are a party that any reference in each of the agreements to the term “Credit Agreement” shall be read and construed as a reference to the Original Credit Agreement as amended, varied, novated, supplemented, superseded or extended from time to time, including pursuant to the Amendment No.2 and Incremental Term Loan Assumption Agreement.

2.5	The Collateral Agent, the other Current Pledgees and each Pledgor confirm that the obligations secured under the Share Pledge Agreements to which they are a party shall include the prompt and complete satisfaction of any and all Obligations (as defined in the Amended Security Agreements) (present and future, actual and contingent) which are (or are expressed to be) or become owing by the Grantors (or any of them) to the Secured Parties (or any of them) under or in connection with the Amended Credit Agreement and the other

Credit Documents (as such term is defined in the Amended Security Agreements in accordance with Clause 2.1 above) (including, but not limited to, the Amendments).

3.	CONTINUITY AND FURTHER ASSURANCE

3.1	The Collateral Agent, the other Current Pledgees and the Pledgors confirm and agree that (i) save as amended by this Agreement, all provisions of the Share Pledge Agreements shall remain unchanged, (ii) the validity and effectiveness of the provisions of the Share Pledge Agreements shall remain unaffected by this Agreement, to the extent not amended by this Agreement (iii) the validity and effectiveness of the security interests created under the Share Pledge Agreements shall not be affected by this Agreement; and (iv) such security interests shall continue to secure the Obligations (as defined in the Amended Security Agreements). For the avoidance of doubt, the provisions in the Share Pledge Agreement 1 relating to the limitations on enforcement of the security granted thereunder and the application of proceeds of an enforcement of such security shall not be affected by the amendments pursuant to this Agreement.

3.2	The Pledgors shall, at the reasonable request of the Collateral Agent and at the Pledgors’ expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

3.3	In the event that German law requires, as a result of the increase of the incremental term facilities from an amount of USD 400,000,000 to an amount of USD 1,550,000,000 or otherwise, that new pledges have to be granted in relation to the Shares (as defined in each of the Share Pledge Agreements) and any other item referred to in Clause 4 of the Share Pledge Agreements in order to effectively secure the Obligations (as defined in each Share Pledge Agreement and as confirmed and amended by this Agreement), the parties hereto agree that such new pledges are granted under this Agreement and each Pledgor hereby pledges to each of the Current Pledgees and the Future Pledgees (as defined in the relevant Share Pledge Agreement) the Shares (as defined in the relevant Share Pledge Agreement) and any other item referred to in Clause 4 of the Share Pledge Agreements pursuant to the terms and conditions (as these are confirmed and amended pursuant to this Agreement) of the Share Pledge Agreement to which it is a party and each Current Pledgee hereby accepts such pledge for itself in accordance with and subject to the terms and conditions of the relevant Share Pledge Agreement and, in the case of the Collateral Agent, also as representative without power of attorney (Vertreter ohne Vertretungsmacht) for and on behalf of each Future Pledgee (as defined in the relevant Share Pledge Agreement) in accordance with clause 3.3 thereof.

3.4	The Collateral Agent, the other Current Pledgees and each Pledgor agree that this Agreement shall constitute a “Security Document” for the purposes of the First Lien

Intercreditor Agreement (and for no other purpose) and that, all rights, duties, privileges, protections and benefits of the Collateral Agent set forth in the Amended Security Agreement are hereby incorporated by reference.

4.	NOTIFICATION

4.1	Each Pledgor and the Pledgees hereby give notice of this Agreement and the pledges pursuant to Clause 3.3 to the relevant Company the Shares in which it has pledged under the Share Pledge Agreements.

4.2	Each Company hereby acknowledges the notification pursuant to Clause 4.1 above.

5.	PARTIAL INVALIDITY

If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid, illegal, or unenforceable provision shall be deemed replaced with a valid, legal or enforceable provision which comes as close as possible to the original intent of the parties and the invalid, illegal or unenforceable provision. Should a gap (Regelungslücke) become evident in this Agreement, such gap shall, without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, be deemed to be filled with such provision as comes as close as possible to the original intent of the parties.

6.	AMENDMENTS

Changes and amendments to this Agreement including this Clause 5 shall be made in writing except where notarisation is required.

7.	APPLICABLE LAW; JURISDICTION

7.1	This Agreement is governed by the laws of the Federal Republic of Germany.

7.2	The place of jurisdiction for any and all disputes arising under or in connection with this Agreement shall be the district court (Landgericht) in Frankfurt am Main. The Collateral Agent and the Pledgees (as defined in the Share Pledge Agreements), however, shall also be entitled to take action against the respective Pledgor in any other court of competent jurisdiction. Further, the taking of proceedings against the respective Pledgor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

The Notary advised the persons appearing:
•	that a pledge is a security instrument of strictly accessory nature (which means that it comes into legal existence only if, to the extent that, and as long as, the underlying secured claims do in fact exist, and that the owners of the secured claims and the pledgees must be identical);

•	that notwithstanding Section 16 para 3 German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) there is no bona fide creation, acquisition nor ranking of a pledge of shares (in the sense that the pledgees are not protected if the shares purported to be pledged do not exist or have been previously encumbered for the benefit of a third party); and

•	that the English original version of this Agreement will not be acceptable for enforcement but will have to be translated, by a certified translator, into German for such purposes.

•	The above Agreement including the Schedules was read aloud by the Notary to the persons appearing, approved by them and signed by the persons appearing and by the Notary in their own hand as follows:

/s/ David Witzel

/s/ Chris Strakosch

SCHEDULE 1
LIST OF FINANCIAL INSTITUTIONS
1776 CLO I, Ltd.
280 Funding I
ABS Loans 2007 Limited
ACE Tempest Life Reinsurance Limited
ACE Tempest Reinsurance Ltd.
Adfam Investment Company LLC
AIG Bank Loan Fund Ltd.
AIM Floating Rate Fund
Alpstar CLO I Public Limited Company
Altenberg Funding
American Hallmark Insurance Co of TX
AMMC CLO IV, Limited
AMMC CLO V, Limited
AMMC VII, Limited
Anchorage Crossover Credit Finance, Ltd.
Apostle Loomis Sayles Credit Opportunities Fund
Apostle Loomis Sayles Senior Loan Fund
Ares IIR CLO Ltd.
Ares IIIR/IVR CLO Ltd.
Ares Institutional Loan Fund B.V.

Ares VR CLO Ltd.
Ares VIR CLO Ltd.
Ares X CLO Ltd.
Ares XI CLO Ltd.
Ares XII CLO Ltd.
Ares Enhanced Credit Opportunities Fund Ltd.
Ares Enhanced Loan Investment Strategy IR Ltd.
Ares Enhanced Loan Investment Strategy II, Ltd.
Ares Enhanced Loan Investment Strategy III, Ltd.
Ares European CLO II B.V.
Ares Strategic Investment Partners Europe B.V.
Ariel Reinsurance Company Ltd.
Atrium III
Atrium IV
Australia and New Zealand Banking Group Limited
Avalon Capital Ltd. 3
Avoca CLO III PLC
Avoca CLO IX Limited
Babson Capital Loan Partners I LP
Babson CLO Ltd. 2004-I
Babson CLO Ltd. 2004-II
Babson CLO Ltd. 2005-I
Babson CLO Ltd. 2005-III

Babson CLO Ltd. 2006-I
Babson CLO Ltd. 2006-II
Babson CLO Ltd. 2007-I
Babson CLO Ltd. 2008-II
Babson Loan Opportunity CLO, Ltd.
Banco Nacional De Mexico, S.A., Integrante Del Grupo Financiero Banamex
Bank of America, N.A., Canada Branch
Barclays Bank PLC
Battalion CLO 2007-I, Ltd.
Beach Point Loan Master Fund, LP
Belhurst CLO Ltd.
Bell Atlantic Master Trust
Bill & Melinda Gates Foundation
BlackRock Debt Strategies Fund, Inc.
BlackRock Defined Opportunity Credit Trust
BlackRock Diversified Income Strategies Fund, Inc.
BlackRock Diversified Income Strategies Fund II, Inc.
BlackRock Floating Rate Income Trust
BlackRock Floating Rate Income Strategies Fund II, Inc.
BlackRock Global Investment Series: Income Strategies Portfolio
BlackRock Limited Duration Income Trust
BlackRock Senior Floating Rate Portfolio
BlackRock Senior High Income Fund, Inc.

BlackRock Senior Income Series
BlackRock Senior Income Series II
BlackRock Senior Income Series IV
BlackRock Senior Income Series V Limited
Blackstone Special Funding (Ireland)
BLT 18 LLC
BLT 2009 -1 Ltd.
Blue Shield of California
Bluebay COF Loan Investments S.A.
Bluebay High Income Loan Investments (Luxembourg) S.A.
Board of Pensions of the Evangelical Lutheran Church in America
Boeing Co. Employees Retirement Plans Master Trust
BOS International (Australia) Limited
Brentwood CLO, Ltd.
Bridgeport CLO Ltd.
Bridgeport CLO II Ltd.
Brigade Credit Fund II, Ltd.
Brown University
California Public Employees’ Retirement System
Carlyle Credit Partners Financing I
Carlyle High Yield Partners VI Ltd.
Carlyle High Yield Partners VII Ltd.
Carlyle High Yield Partners VIII, Ltd.

Carlyle High Yield Partners IX, Ltd.
Carlyle High Yield Partners X, Ltd.
Castle Garden Funding
Cent CDO 10 Limited
Cent CDO XI Limited
Cent CDO 12 Limited
Cent CDO 14 Limited
Cent CDO 15 Limited
Centaurus Loan Trust
Centurion CDO VII Limited
Centurion CDO 8 Limited
Centurion CDO 9 Limited
CFS Global Corporate Debt Fund
Champlain CLO, Ltd.
Chatham Light II CLO, Limited
Chelsea Park CLO Ltd.
Cheyne Credit Opportunities CDO 1 B.V.
CHGO Loan Funding Ltd.
CIM VI, L.L.C.
Citibank, N.A.
Citibank (China) Co., Ltd.
Citron Investment Corporation
Clear Lake CLO Ltd.

Clydesdale CLO 2004, Ltd.
Clydesdale CLO 2005, Ltd.
Clydesdale Strategic CLO I, Ltd.
College Retirement Equities Fund Bond Market Account
ColumbusNova CLO IV, Ltd. 2007 II
Columbus Park CDO Ltd.
Commingled Pension Trust Fund (High Yield) of JPMorgan Chase Bank, N.A.
Commonwealth International Fixed Interest Fund 6
Commonwealth of Pennsylvania State Employees’ Retirement System
Confluent 2 Limited
Coöperatieve Centrale Raiffeisen Boerenleenbank B.A.
Cratos CLO I Ltd.
Credit Suisse AG
Credit Suisse International
Credit Suisse Loan Funding LLC
Credit Suisse Syndicated Loan Fund
Credos Floating Rate Fund, L.P.
CSAM Funding I
CSAM Funding II
CSAM Funding IV
Cumberland II CLO Ltd.
Delaware Corporate Bond Fund, a series of Delaware Group Income Funds
Delaware Diversified Income Trust

Delaware Extended Duration Bond Fund, a series of Delaware Group Income Funds
Delaware Group Advisor Funds-Delaware Diversified Income
Delaware Group Government Funds — Delaware Core Plus Fund
Delaware Group Income Funds — Delaware Diversified Floating Rate Fund
Delaware Group Limited-Term Government Funds — Delaware Limited — Term Government Fund
Delaware VIP Trust — Delaware VIP Limited Term Diversified Income Series
Delaware VIP Trust — Delaware VIP Diversified Income Series
Deutsche Bank AG New York Branch
DFR Middle Market CLO
Diamond Lake CLO, Ltd.
Diversified Credit Portfolio Ltd.
Doral Money Inc
Dryden VIII — Leveraged Loan CDO 2005
Dryden IX — Senior Loan Fund 2005 p.l.c.
Dryden X — Euro CLO 2005 PLC
Dryden XI Leveraged Loan CDO 2006
Dryden XIV — Euro CLO 2006 p.l.c.
Dryden XV Euro CLO 2006 p.l.c.
Dryden XVI — Leveraged Loan CDO 2006
Dryden XXI Leveraged Loan CDO LLC
DWS Floating Rate Plus Fund
DWS Short Duration Plus Fund
DZ Bank AG Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, London Branch

Eaton Vance CDO X PLC
Eaton Vance Floating-Rate Income Trust
Eaton Vance Institutional Senior Loan Fund
Eaton Vance Medallion Floating-Rate Income Portfolio
Eaton Vance Senior Floating-Rate Trust
Eaton Vance Senior Income Trust
Eaton Vance VT Floating Rate Income Fund
Employers Insurance Company of Wausau
Fairway Loan Funding Company
Faraker Investment PTE Ltd.
FIA Card Services, N.A.
Fidelity Advisor Series I: Fidelity Advisor Floating Rate High Income Fund
Fifth Third Bank
FIRST 2004-II CLO Ltd.
First Trust/Four Corners Senior Floating Rate Income Fund
First Trust/Four Corners Senior Floating Rate Income Fund II
Flagship CLO V
Flagship CLO VI
Foothill CLO I Ltd.
Fore CLO Ltd. 2007-1
Fortis Flexi III Senior Secured Bank Loan Fund Mogliano
Franklin CLO V, Ltd.
Franklin CLO VI, Limited

Franklin Floating Rate Daily Access Fund
Franklin Floating Rate Master Series
Franklin Templeton Lim. Duration Income Trust
Franklin Templeton Series II Funds — Franklin Floating Rate II Fund
Future Fund Board of Guardians
Galaxy V CLO, Ltd.
Galaxy VI CLO, Ltd.
Galaxy VII CLO, Ltd.
Galaxy VIII CLO, Ltd.
GE Capital Commercial Inc.
General Electric Pension Trust
Gillespie CLO PLC
Global Credit Return Fund N.V.
Global Loan Opportunity Fund B.V.
GMAM Group Pension Trust I
Golden Knight II CLO, Ltd.
Goldentree Asset Management LP AC Goldentree High Yield Master Fund Ltd. AC
Goldentree Capital Opportunities, LP
Goldentree Loan Opportunities III, Limited
Goldentree Loan Opportunities IV, Limited
Goldentree Loan Opportunities V, Limited
Goldman Sachs Asset Management CLO, Public Limited Company
Goldman Sachs Collective Trust High Yield Implementation Vehicle

Grand Central Asset Trust, ANC Series
Grand Central Asset Trust, Cameron I Series
Grayson & Co.
Greenbriar CLO, Ltd.
Green Park CDO B.V.
GSO Co-Investment Partners, LLC
GSO Domestic Capital Funding LLC
GSO Royal Holdings CB LLC
Halcyon Loan Investors CLO I, Ltd.
Halcyon Loan Investors CLO II, Ltd.
Halcyon Structured Asset Management CLO I Ltd.
Halcyon Structured Asset Management European CLO 2006-I B.V.
Halcyon Structure Asset Management European CLO 2006-II B.V.
Halcyon Structured Asset Management European Long Secured/Short Unsecured CLO 2008 I B.V.
Halcyon Structured Asset Management Long Secured/Short Unsecured CLO 2006-I Ltd.
Halcyon Structured Asset Management Long Secured/Short Unsecured 2007-2 Ltd.
Halcyon Structured Asset Management Long Secured/Short Unsecured 2007-3 Ltd.
Halcyon Structured Asset Management Long Secured/Short Unsecured 2007-1 Ltd.
Harbourview CLO 2006-1
Harvest CLO II S.A.
Harvest CLO III PLC
Harvest CLO IV PLC
Harvest CLO V PLC

Highlander Euro CDO B.V.
Highlander Euro CDO III B.V.
Hillmark Funding Ltd.
Hiscox Insurance Company (Bermuda) Ltd.
Hiscox Syndicate 33
Hudson Canyon Funding II, Ltd.
Hyde Park CDO B.V.
IAM National Pension Fund
Illinois State Board of Investment
ING International (II) — Senior Bank Loans Euro
ING Investment Management CLO I, Ltd.
ING Investment Management CLO II, Ltd.
ING Investment Management CLO III, Ltd.
ING Investment Management CLO IV, Ltd.
ING Investment Management CLO V, Ltd.
ING Investment Trust Co. Plan for Employee Benefit Investment Funds — Senior Loan Fund
ING Investors Trust — Ing T. Rowe Price Capital Appreciation Portfolio
ING Prime Rate Trust
ING Senior Income Fund
Insight Investment Discretionary Funds ICVC UK Corporate All Maturities Bond Fund
Insight LDI Solutions Plus plc, in respect of the Insight Loan Fund
Jersey Street CLO, Ltd.
JHF II-Multi Sector Bond Fund

JPMorgan Chase Retirement Plan
JPMorgan Core Plus Bond
JPMorgan High Yield Fund
J.P. Morgan Leveraged Loans Master Fund L.P.
John Hancock Fund II Floating Rate Income Fund
John Hancock Funds II — Spectrum Income Fund
John Hancock Trust — Capital Appreciation Value Trust
John Hancock Trust — Spectrum Income Trust
Koniginstrasse I S.à r.l
Laurelin B.V.
Laurelin II B.V.
LeverageSource V, S.à r.l
Liberty Mutual Fire Insurance Company
Liberty Mutual Insurance Company
Libra Global Limited
LightPoint Pan-European CLO 2007-1 PLC
Limerock CLO I
LLCP Loan Funding 2007
Loan Funding III (Delaware) LLC
Loan Funding IV LLC
Longhorn Credit Funding, LLC
Loomis Sayles Leveraged Senior Loan Fund Ltd.
Loomis Sayles Senior Loan Fund, LLC

Lord Abbett Investment Trust — Lord Abbett Floating Rate Fund
Lucent Technologies Inc. Master Pension Trust
MacKay Shields Core Plus Alpha Fund
MacKay Short Duration Alpha Fund
Macquarie Income Opportunities Fund
Macquarie Master Diversified Fixed Interest Fund
Madison Park Funding I, Ltd.
Madison Park Funding VI, Ltd.
Mainstay Floating Rate Fund, a series of Eclipse Funds Inc.
Mainstay VP Floating Rate Portfolio, aseries of Mainstay VP Series Fund, Inc.
Marathon CLO I Ltd.
Marathon CLO II Ltd.
Market Square CLO, Ltd.
Marlborough Street CLO, Ltd.
Master Senior Floating Rate Trust
Maxim Putnam High Yield Bond Portfolio of Maxim Putnam SeriesMaxim Putnam
Mayport CLO Ltd.
Meadows Foundation Incorporated
Mercator CLO I PLC
Mercator CLO 2 PLC
MERCATOR CLO III Ltd.
MetLife Bank, N.A.
Metropolitan Life Insurance Company

Met Investors Series Trust — Pioneer Strategic Income Portfolio
Missouri State Employees Retirement System
Mizuho Corporate Bank, Ltd.
Momentum Capital Fund, Ltd.
Morgan Stanley Investment Management, Croton Ltd.
Morgan Stanley Investment Management Garda B.V.
Morgan Stanley Prime Income Trust
MSIM Peconic Bay Ltd.
Mt. Wilson CLO Ltd.
Mt. Wilson CLO II, Ltd.
Muzinich & Co (Ireland) Limited for the account of Extrayield $ Loan Fund
NACM CLO I
Nantucket CLO I Ltd.
Nash Point CLO
Natixis COF I, LLC
Natixis Loomis Sayles Senior Loan Fund
Nautique Funding Ltd.
Navigare Funding I CLO Ltd.
Navigare Funding II CLO, Ltd.
Navigare Funding III CLO, Ltd.
Navigator CDO 2005, Ltd.
Navigator CDO 2006, Ltd.
NCM GT 2008-1 LLC

NCRAM Loan Trust
NCRAM Senior Loan Trust 2005
Neptune Finance CCS, Ltd.
New York Life Insurance & Annuity Corp.
New York Life Insurance (Guaranteed Products)
New York Life Insurance Company, GP-Portable Alpha
Nexum Loans SICAV
Nexum Loans — Nordic Loan Fund II
Nomura Bond & Loan Fund
North Dakota State Investment Board
Northwoods Capital IV Limited
Northwoods Capital V, Limited
Northwoods Capital VI, Limited
Northwoods Capital VII, Limited
Northwoods Capital VIII Limited
Nuveen Diversified Dividend & Income Fund
Nuveen Floating Rate Income Fund
Nuveen Floating Rate Income Opportunity Fund
Nuveen Senior Income Fund
Nuveen Tax Advantaged Total Return Strategy Fund
Oak Hill Credit Opportunities Financing, Ltd.
Oak Hill Credit Partners III, Limited
Oak Hill Credit Partners IV, Limited

Oak Hill Credit Partners V, Limited
Oak Hill European Credit Partners I PLC
Oak Hill European Credit Partners II PLC
OCA Brigade Credit Fund, LLC
Ocean Trails CLO I
Ocean Trails CLO II
OHA Finlandia Credit Fund
OHA Park Avenue CLO I, Ltd.
Olympic Park Ltd.
Oppenheimer Master Loan Fund, LLC
Oppenheimer Senior Floating Rate Fund
Oppida Investments Limited
Optimum Trust — Optimum Fixed Income Fund
Oregon Public Employees Retirement Fund
Pacific Life Insurance Company
Penn Series Funds, Inc. — Flexibility Managed Fund
Phoenix Edge Series Fund: Phoenix Multi-Sector Short Term Bond Series
Phoneix Edge Series Fund: Phoenix Strategic Allocation Series
PIMCO Cayman Bank Loan Fund
PIMCO Loan Opportunities Fund I L.P.
Pioneer Diversified High Income Trust
Pioneer Floating Rate Fund
Pioneer Floating Rate Trust

Pioneer Global High Yield Fund
Pioneer High Yield Fund
Pioneer Strategic Income Fund
Pioneer Strategic Income VCT Portfolio
Portola CLO, Ltd.
PPM Monarch Bay Funding LLC
Principal Funds Inc — High Yield Fund I
Prudential Bank Loan Fund of the Prudential Trust Company Collective Trust
Putnam Floating Rate Income Fund
Putnam High Yield Trust
Putnam High Yield Advantage Fund
Putnam Variable Trust — PVT High Yield Fund
Qualcomm Global Trading, Inc.
Race Point III CLO
Race Point IV CLO, Ltd.
Red River CLO Ltd.
Regent’s Park CDO B.V.
Republic Loan Funding, Ltd.
Ridgeworth Funds — SEIX Floating Rate High Income Fund
Riverside Park CLO Ltd.
RiverSource Bond Series, Inc — Riversource Floating Rate Fund
RiverSource Institutional Leveraged Loan Fund II, L.P.
RiverSource Strategic Income Allocation Fund

RMF Euro CDO III PLC
RMF Euro CDO IV PLC
Rochdale Fixed Income Opportunities Portfolio
RS Floating Rate Fund
RS Strategic Income Fund
San Joaquin County Employees’ Retirement Association
Sapphire Valley CDO I, Ltd.
Saratoga CLO I, Limited
Schiller Park CLO Ltd.
Sears Holdings Pension Plan
SEI Institutional Investment Trust — High Yield Bond Fund
SEI Institutional Investments Trust Enhanced Libor Opportunities Fund.
SEI Institutional Managed Trust — High Yield Bond Fund
Senior Debt Portfolio
Senior Loan Portfolio
Serves 2006-1, Ltd.
Southport CLO, Limited
SSS Funding II, LLC
St. James Park CDO B.V.
St. James River CLO Ltd.
State Retirement and Pension System of Maryland
Stellar Performer Global Series W — Global Credit
Stichting Depositary APG Fixed Income Credit Pool

Stichting Pensioenfonds Medische Specialisten
Stichting Pensioenfonds Voor Huisarten
Stone Harbor Global Funds PLC — Stone Harbor Leveraged Loan Portfolio
Stone Harbor LIBOR Plus Total Return Fund
Stone Harbor Sterling Core Plus Bond Fund
Stone Tower Credit Funding I Ltd.
Stoney Lane Funding I, Ltd.
Sumitomo Mitsui Banking Corporation
Summit Lake CLO Ltd.
SunAmerica Senior Floating Rate Fund, Inc.
Sun Life Assurance Company of Canada (US)
Sunsuper Pooled Superannuation Trust
T. Rowe Price Capital Appreciation Fund
T. Rowe Price Institutional Common Trust Fund — T Rowe Price Capital Appreciation Trust
T. Rowe Price Institutional Floating Rate Fund
T. Rowe Price Institutional High Yield Fund
Tavitian Foundation, Inc.
TCW Credit Opportunities Fund I B, L.P.
TCW Credit Opportunities Fund, L.P.
TCW Senior Secured Floating Rate Loan Fund, L.P.
TCW Senior Secured Loan Fund, L.P.
Teachers Insurance and Annuity Association of America
Teachers Retirement System of Louisiana (Shenkman — BANK LOAN ACCOUNT)

Texas PrePaid Higher Education Tuition Board
TFP Royal Issuer, LLC
The Guardian Life Insurance Company of America
The President and Trustees of Williams College
TIAA-CREF Funds Bond Plus Fund
Titanium Trading Partners, LLC
Tribeca Park CLO Ltd.
Trustees of the University of Pennsylvania
Trustmark Insurance Company
U.A.I. (Luxembourg) Investment S.à r.l.
UBS (UK) Pension and Life Assurance Scheme
UMC Benefit Board, Inc.
United America Idemnity, Ltd.
Van Kampen Dynamic Credit Opportunities Fund
Van Kampen Senior Income Trust
Van Kampen Senior Loan Fund
Velocity CLO Ltd.
Vermont Pension Investment Committee
Veronica Atkins Marital Trust
Victoria Falls CLO, Ltd.
Virginia Retirement System
Virtus Multi-Sector Fixed Income Fund
Virtus Mult-Sector Short Term Bond Fund

Virtus Senior Floating Rate Fund
Vitesse CLO Ltd.
Wasatch CLO Ltd.
Waterfront CLO 2007-1, Ltd.
West Bend Mutual Insurance Company
Western Asset Floating Rate High Income Fund, LLC
Westpac Banking Corporation
WG Horizons CLO I
Whitehorse III, Ltd.
Wind River Reinsurance Company, Ltd.
Windmill CLO I Limited
Wellington Trust Company, National Association Multiple Common Trust Funds Trust Opportunistic Fixed Income Allocation Portfolio
Zodiac Fund Morgan Stanley US Senior Loan Fund

SCHEDULE 2
LIST OF CURRENT BORROWERS, CURRENT GUARANTORS, CURRENT SENIOR
SECURED NOTE GUARANTORS
PART 1
THE CURRENT BORROWERS
     SIG Euro Holding AG & Co. KGaA
     Closure Systems International Holdings Inc.
     Closure Systems International B.V.
     SIG Austria Holding GmbH
     Reynolds Consumer Products Holdings Inc.
     Reynolds Group Holdings Inc.
PART 2
THE CURRENT GUARANTORS
     SIG Austria Holding GmbH (Austria)
     SIG Combibloc GmbH & Co KG (Austria)
     SIG Combibloc GmbH (Austria)
     SIG Beverages Brasil Ltda (Brazil)
     SIG Combibloc do Brasil Ltda (Brazil)
     SIG Holdings (UK) Limited (England and Wales)
     SIG Combibloc Limited (England and Wales)
     SIG Euro Holding AG & Co. KGaA (Germany)
     SIG Beverages Germany GmbH (Germany)
     SIG Combibloc Holding GmbH (Germany)
     SIG Vietnam Beteiligungs GmbH (Germany)
     SIG Combibloc GmbH (Germany)

     SIG Combibloc Systems GmbH (Germany)
     SIG Combibloc Zerspanungstechnik GmbH (Germany)
     SIG Information Technology GmbH (Germany)
     SIG International Services GmbH (Germany)
     SIG Asset Holdings Limited (Guernsey)
     SIG Combibloc Ltd (Hong Kong)
     Beverage Packaging Holdings (Luxembourg) I S.A. (Luxembourg)
     Beverage Packaging Holdings (Luxembourg) III S.à r.l. (Luxembourg)
     SIG Finance (Luxembourg) S.à r.l. (Luxembourg)
     Reynolds Group Holdings Limited (New Zealand)
     SIG Combibloc Group AG (Switzerland)
     SIG Finanz AG (Switzerland)
     SIG Technology AG (Switzerland)
     SIG allCap AG (Switzerland)
     SIG Combibloc (Schweiz) AG (Switzerland)
     SIG Schweizerische Industrie-Gesellschaft AG (Switzerland)
     SIG Combibloc Procurement AG (Switzerland)
     SIG Reinag AG (Switzerland)
     SIG Combibloc Ltd. (Thailand)
     SIG Holding USA Inc. (USA)
     SIG Combibloc Inc. (USA)
     Reynolds Group Holdings Inc. (USA)
     Reynolds Group Issuer Inc. (USA)
     Reynolds Group Issuer LLC (USA)
     Closure Systems International Americas Inc. (Brazil)

     Closure Systems International (Brazil) Sistemas de Vedação Ltda (Brazil)
     CSI Latin American Holdings Corporation (BVI)
     Closure Systems International (Canada) Limited (Canada)
     CSI Closure Systems Manufacturing de Centro America, S.R.L. (Costa Rica)
     Closure Systems International (UK) Limited (England and Wales)
     Reynolds Consumer Products (UK) Limited (England and Wales)
     Reynolds Subco (UK) Limited (England and Wales)
     Closure Systems International Holdings (Germany) GmbH (Germany)
     Closure Systems International Deutschland GmbH (Germany)
     Closure Systems International (Hong Kong) Limited (Hong Kong)
     Closure Systems International Holdings (Hungary) Kft. (Hungary)
     CSI Hungary Gyártó és Kereskedelmi Kft. (Hungary)
     Closure Systems International Holdings (Japan) KK (Japan)
     Closure Systems International Japan, Limited (Japan)
     Closure Systems International (Luxembourg) S.à r.l. (Luxembourg)
     Reynolds Consumer Products (Luxembourg) S.à r.l. (Luxembourg)
     Reynolds Group Issuer (Luxembourg) S.A. (Luxembourg)
     Bienes Industriales del Norte S.A. de C.V. (Mexico)
     CSI en Ensenada, S. de R.L. de C.V. (Mexico)
     CSI en Saltillo, S. de R.L. de C.V. (Mexico)
     CSI Tecniservicio, S. de R.L. de C.V. (Mexico)
     Grupo CSI de Mexico, S. de R.L. de C.V. (Mexico)
     Tecnicos de Tapas Innovativas S.A. de C.V. (Mexico)
     Closure Systems International B.V. (The Netherlands)
     Reynolds Consumer Products International B.V. (The Netherlands)

     Closure Systems International Holdings Inc. (Delaware, USA)
     Closure Systems International Inc. (Delaware, USA)
     Reynolds Packaging Machinery Inc. (Delaware, USA)
     Closure Systems Mexico Holdings LLC (Delaware, USA)
     CSI Mexico LLC (Delaware, USA)
     Southern Plastics, Inc. (Louisiana, USA)
     CSI Sales & Technical Services Inc. (Delaware, USA)
     Reynolds Consumer Products Holdings Inc. (Delaware, USA)
     Bakers Choice Products, Inc. (Delaware, USA)
     Reynolds Consumer Products Inc. (Delaware, USA)
     Reynolds Foil Inc. (Delaware, USA)
     Reynolds Services Inc. (Delaware, USA)
PART 3
THE CURRENT SENIOR SECURED NOTE GUARANTORS
     SIG Austria Holding GmbH (Austria)
     SIG Combibloc GmbH & Co KG (Austria)
     SIG Combibloc GmbH (Austria)
     SIG Beverages Brasil Ltda (Brazil)
     SIG Combibloc do Brasil Ltda (Brazil)
     SIG Holdings (UK) Limited (England and Wales)
     SIG Combibloc Limited (England and Wales)
     SIG Euro Holding AG & Co. KGaA (Germany)

     SIG Beverages Germany GmbH (Germany)
     SIG Combibloc Holding GmbH (Germany)
     SIG Vietnam Beteiligungs GmbH (Germany)
     SIG Combibloc GmbH (Germany)
     SIG Combibloc Systems GmbH (Germany)
     SIG Combibloc Zerspanungstechnik GmbH (Germany)
     SIG Information Technology GmbH (Germany)
     SIG International Services GmbH (Germany)
     SIG Asset Holdings Limited (Guernsey)
     SIG Combibloc Ltd (Hong Kong)
     Beverage Packaging Holdings (Luxembourg) I S.A. (Luxembourg)
     Beverage Packaging Holdings (Luxembourg) III S.à r.l. (Luxembourg)
     SIG Finance (Luxembourg) S.à r.l. (Luxembourg)
     Reynolds Group Holdings Limited (New Zealand)
     SIG Combibloc Group AG (Switzerland)
     SIG Finanz AG (Switzerland)
     SIG Technology AG (Switzerland)
     SIG allCap AG (Switzerland)
     SIG Combibloc (Schweiz) AG (Switzerland)
     SIG Schweizerische Industrie-Gesellschaft AG (Switzerland)
     SIG Combibloc Procurement AG (Switzerland)
     SIG Reinag AG (Switzerland)
     SIG Combibloc Ltd. (Thailand)
     SIG Holding USA Inc. (USA)
     SIG Combibloc Inc. (USA)

     Reynolds Group Holdings Inc. (USA)
     Reynolds Group Issuer Inc. (USA)
     Reynolds Group Issuer LLC (USA)
     Closure Systems International Americas Inc. (Brazil)
     Closure Systems International (Brazil) Sistemas de Vedação Ltda (Brazil)
     CSI Latin American Holdings Corporation (BVI)
     Closure Systems International (Canada) Limited (Canada)
     CSI Closure Systems Manufacturing de Centro America, S.R.L. (Costa Rica)
     Closure Systems International (UK) Limited (England and Wales)
     Reynolds Consumer Products (UK) Limited (England and Wales)
     Reynolds Subco (UK) Limited (England and Wales)
     Closure Systems International Holdings (Germany) GmbH (Germany)
     Closure Systems International Deutschland GmbH (Germany)
     Closure Systems International (Hong Kong) Limited (Hong Kong)
     Closure Systems International Holdings (Hungary) Kft. (Hungary)
     CSI Hungary Gyártó és Kereskedelmi Kft. (Hungary)
     Closure Systems International Holdings (Japan) KK (Japan)
     Closure Systems International Japan, Limited (Japan)
     Closure Systems International (Luxembourg) S.à r.l. (Luxembourg)
     Reynolds Consumer Products (Luxembourg) S.à r.l. (Luxembourg)
     Reynolds Group Issuer (Luxembourg) S.A. (Luxembourg)
     Bienes Industriales del Norte S.A. de C.V. (Mexico)
     CSI en Ensenada, S. de R.L. de C.V. (Mexico)
     CSI en Saltillo, S. de R.L. de C.V. (Mexico)
     CSI Tecniservicio, S. de R.L. de C.V. (Mexico)

     Grupo CSI de Mexico, S. de R.L. de C.V. (Mexico)
     Tecnicos de Tapas Innovativas S.A. de C.V. (Mexico)
     Closure Systems International B.V. (The Netherlands)
     Reynolds Consumer Products International B.V. (The Netherlands)
     Closure Systems International Holdings Inc. (Delaware, USA)
     Closure Systems International Inc. (Delaware, USA)
     Reynolds Packaging Machinery Inc. (Delaware, USA)
     Closure Systems Mexico Holdings LLC (Delaware, USA)
     CSI Mexico LLC (Delaware, USA)
     Southern Plastics, Inc. (Louisiana, USA)
     CSI Sales & Technical Services Inc. (Delaware, USA)
     Reynolds Consumer Products Holdings Inc. (Delaware, USA)
     Bakers Choice Products, Inc. (Delaware, USA)
     Reynolds Consumer Products Inc. (Delaware, USA)
     Reynolds Foil Inc. (Delaware, USA)
     Reynolds Services Inc. (Delaware, USA)